                                                            EXHIBIT 10.12


                            INDEMNIFICATION AGREEMENT


          INDEMNIFICATION AGREEMENT, dated as of January 1, 1996, between AMERICAN DISPOSAL SERVICES, INC., a Delaware corporation ("CORPORATION"), and [Name of Director and Executive Officer] ("________").

          WHEREAS, __________ is a director and officer of Corporation and in such capacity is performing a valuable service for Corporation; and

          WHEREAS, the Certificate of Incorporation and By-Laws of Corporation (collectively, the "CHARTER") provide for the indemnification of the officers, directors, agents and employees of Corporation to the maximum extent authorized by the Delaware General Corporation Law (the "STATE STATUTE"); and

          WHEREAS, such Charter and the State Statute specifically provide that they are not exclusive, and thereby contemplate that contracts may be entered into between Corporation and its directors with respect to indemnification of such directors; and

          WHEREAS, to induce __________ to serve as a director and officer of Corporation, Corporation has determined and agreed to enter into this contract with __________;

          NOW, THEREFORE, in consideration of __________'s continued service as a director and officer of Corporation after the date hereof the parties hereto agree as follows:

          1. INDEMNITY OF __________. Corporation shall hold harmless and indemnify __________ to the full extent authorized or permitted by the provisions of the State Statute, or by any amendment thereof or other statutory provisions authorizing or permitting such indemnification which is adopted after the date hereof. All amounts incurred by __________ for which the Corporation is obligated to indemnify __________ shall be paid directly by the Corporation to the obligee thereof prior to its due date, assuming the Corporation is timely notified of such obligations. In the event the Corporation cannot pay the obligation when due, the Corporation shall notify __________ and __________ may either obtain an extension of the obligation or pay the obligation. In any event, the Corporation shall reimburse __________ for any and all amounts which the Corporation is obligated to indemnify __________ pursuant to this Agreement within thirty (30) days after __________ has paid such amounts and submitted evidence of such payment to the Corporation.

          2.  ADDITIONAL INDEMNITY.  Subject only to the exclusions set forth in
SECTION 3 hereof, Corporation shall hold harmless and indemnify __________:

               2.1. Against any and all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by __________ in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including an action by or in the right of the Corporation) to which __________ is, was or at any time becomes a party or is threatened to be made a party, by reason of the fact that __________ is, was or at any time becomes a director, officer, employee or agent of Corporation, or is or was serving or at any time serves at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise; and

               2.2. Otherwise to the fullest extent as may be provided to __________ by Corporation under the non-exclusivity provisions of the Charter and the State Statute.

Notwithstanding anything contained herein to the contrary, Corporation shall advance legal fees and expenses as and when incurred by __________ in connection with any matter that is the subject of indemnification under this Agreement.

          3.  LIMITATIONS ON ADDITIONAL INDEMNITY.  No indemnity pursuant to
SECTION 2 hereof shall be paid by Corporation:

               3.1. In respect of remuneration paid to __________ if it shall be determined by a final judgment or other final adjudication that such remuneration was in violation of law; or

               3.2. On account of any suit in which judgment is rendered against __________ for an accounting of profits made from the purchase or sale by __________ of securities of Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law; or

               3.3. On account of __________'s conduct which is finally judicially determined to have been knowingly fraudulent or deliberately dishonest or to have constituted willful misconduct; or

               3.4. If a final decision by a court having jurisdiction in the matter shall determine that such indemnification is not lawful.

          4. CONTINUATION OF INDEMNITY. All agreements and obligations of Corporation contained herein shall continue during the period __________ is a director, officer, employee or agent of Corporation (or is or was serving at the request of Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise) and shall continue thereafter so long as __________ shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that __________ was a director or officer of Corporation or serving in any other capacity referred to herein.

          5. NOTIFICATION AND DEFENSE OF CLAIM. Promptly after receipt by __________ of notice of the commencement of any action, suit or proceeding,
__________ shall, if a claim in respect thereof is to be made against Corporation under this Agreement, notify Corporation of the commencement thereof; but the omission so to notify Corporation shall not relieve it from any liability which it may have to __________ otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which __________ notifies Corporation of the commencement thereof:

               5.1. Corporation shall be entitled to participate therein at its own expense; and

               5.2. Except as otherwise provided below, to the extent that it may wish, Corporation jointly with any other indemnifying party similarly notified shall be entitled to assume the defense thereof, with counsel satisfactory to __________. After notice from Corporation to __________ of its election so to assume the defense thereof, Corporation will not be liable to __________ under this Agreement for any legal or other expenses subsequently incurred by __________ in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. __________ shall have the right to employ its counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from Corporation of its assumption of the defense thereof shall be at the expense of __________ unless (i) the employment of counsel by __________ has been authorized by Corporation, (ii) __________ shall have reasonably concluded that there may be a conflict of interest between Corporation and __________ in the conduct of the defense of such action or (iii) Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of counsel shall be at the expense of Corporation. Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of Corporation or as to which __________ shall have made the conclusion provided for in (ii) above.

               5.3. Corporation shall not be liable to indemnify __________ under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent. Corporation shall not settle any action or claim in any manner which would impose any penalty or limitation on __________ without __________'s written consent. Neither Corporation nor

__________ shall unreasonably withhold their consent to any proposed settlement.

          6. REPAYMENT OF EXPENSES. __________ shall reimburse Corporation for all reasonable expenses paid by Corporation in defending any civil or criminal action, suit or proceeding against __________ in the event and only to the extent that it shall be finally judicially determined that __________ is not entitled to be indemnified by Corporation for such expenses under the provisions of the State Statute, the Charter, this Agreement or otherwise.

          7.  ENFORCEMENT.

               7.1. Corporation expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on Corporation hereby in order to induce __________ to serve as a director and officer of Corporation, and acknowledges that __________ is relying upon this Agreement in serving in such capacity.

               7.2. In the event __________ is required to bring any action to enforce rights or to collect moneys due under this Agreement and is successful in such action, Corporation shall reimburse __________ for all of __________'s reasonable fees and expenses in bringing and pursuing such action.

          8. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be valid or unenforceable for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof.

          9.  GOVERNING LAW;  BINDING EFFECT; AMENDMENT AND TERMINATION.

               9.1. This Agreement shall be interpreted and enforced in accordance with the laws of the State of Delaware.

               9.2. This Agreement shall be binding upon __________ and upon Corporation, its successors and assigns, and shall inure to the benefit of __________, his heirs, personal representatives and assigns and to the benefit of Corporation, its successors and assigns.

               9.3. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.

               IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                              AMERICAN DISPOSAL SERVICES, INC.


                              By________________________________
                              Title:

                              ___________________________________
                              [NAME OF DIRECTOR AND EXECUTIVE OFFICER]